No sale, offer to sell or transfer of the securities represented by this certificate or any interest therein shall be made unless a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to such transaction is then in effect, or the issuer has received an opinion of counsel satisfactory to it that such transfer does not require registration under that Act.

              This Warrant will be void after 5:00 p.m. New York time on ___________, 2002 (i.e. five years from the effective date of the Registration Statement).

                                                                  Warrant No. 1

                             UNIT PURCHASE WARRANT

                     To Subscribe for and Purchase Units of

                           SUPERIOR SUPPLEMENTS, INC.

         (Transferability Restricted as Provided in Paragraph 2 Below)

         THIS CERTIFIES THAT, for value received, _____________________________ __________________ or registered assigns, is entitled to subscribe for and purchase from Superior Supplements, Inc., incorporated under the laws of the State of Delaware (the "Company"), up to ________ fully paid and non-assessable Units (the "Underwriter's Warrant") consisting of two fully paid and non-assessable shares of Common Stock of the Company and two Class A Common Stock Purchase Warrants (the "Underwriter's Class A Warrants") of the Company, as hereinafter defined, at the "Purchase Price" and during the period hereinafter set forth, subject, however, to the provisions and upon the terms and conditions hereinafter set forth. This Warrant is one of an issue of the Company's Underwriter's Warrants identical in all respects except as to the names of the holders thereof and the number of Units purchasable thereunder, representing on the original issue thereof rights to purchase up to 50,000 Units.

         1.       As used herein:

                  (a) "Common Stock" or "Common Shares" shall initially refer to the Company's common stock as more fully set forth in Section 5 hereof.

                  (b) "Warrant Agreement" shall refer to the Warrant Agreement dated as of ___________, 1997 between American Stock Transfer & Trust Co. and the Company.

                  (c) "Class A Warrants" shall refer to the Warrant(s) included in the Units offered to the public by the Company and PMF, Inc. (the "Selling Security Holder") through VTR CAPITAL, INC., pursuant to a Registration Statement declared effective by the Securities and Exchange Commission ("SEC") on __________, 1997 and issued or to be issued subject to terms and conditions of the Warrant Agreement.

                  (d) "Underwriter's Class A Warrants" shall refer to the Class A Warrants issuable upon exercise of this Warrant to the holder thereof and shall be identical in all respects to the Class A Warrants issued in the public offering.

                  (e) "Units" shall consist of two shares of Common Stock and two Class A Warrants. The Common Stock included in the Units and issuable upon the exercise of the Class A Warrant are subject to adjustment pursuant to
Section 4 hereof and the Warrant Agreement.

                  (f) "Effective Date" shall mean the date that the Securities and Exchange Commission declares effective Form SB-2, File No. 333-9761.

                  (g) "Purchase Price" shall be $19.80 which is subject to adjustment pursuant to Section 4 hereof.

                  (h) "Underwriter" shall refer to VTR CAPITAL, INC.

                  (i) "Underwriting Agreement" shall refer to the Underwriting Agreement dated ___________, 1997 between the Company, the Selling Security Holder and the Underwriter.

                  (j) "Underwriter's Warrants" shall refer to Warrants to purchase an aggregate of up to 50,000 Units issued to the Underwriter or its designees by the Company and the Selling Security Holder pursuant to the Underwriting Agreement (including the Warrants represented by this Certificate), as such may be adjusted from time to time pursuant to the terms of Section 4 hereof (and including any Warrants represented by any certificate issued from time to time in connection with the transfer, partial exercise, exchange of any Warrants or in connection with a lost, stolen, mutilated or destroyed Warrant certificate, if any, or to reflect an adjusted number of Units).

                  (k) "Underlying Securities" shall refer to and include the Common Shares and Underwriter's Class A Warrants issuable or issued upon exercise of the Underwriter's Warrants as well as any Common Shares issued upon the exercise of the Underwriter's Class A Warrants.

                  (l) "Holders" shall mean the registered holder of the Underwriter's Warrants or any issued Underlying Securities.

         2. The purchase rights represented by this Warrant may be exercised by the holder hereof, in whole or in part at any time, and from time to time, for a period commencing one year from the Effective Date and expiring on ___________, 2002 (the "Expiration Date"), by the surrender of this Warrant, with the purchase form attached duly executed, at the Company's office (or such office or agency of the Company as it may designate in writing to the Holder hereof by notice pursuant to Section 14 hereof), and upon payment by the Holder to the Company in cash, or by certified check or bank draft of the Purchase Price for such Units. The Company agrees that the Holder hereof shall be deemed the record owner of such Underlying Securities as of the close of business on the date on which this Warrant shall have been presented and payment made for such Units as aforesaid. Certificates for the Underlying Securities so purchased shall be delivered to the Holder hereof within a reasonable time, not exceeding five (5) days, after the rights represented by this Warrant shall have been so exercised. If this Warrant shall be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, deliver a new Underwriter's Warrant evidencing the rights of the Holder hereof to purchase the balance of the Units which such Holder is entitled to purchase hereunder. Exercise in full of the rights represented by this Warrant shall not extinguish the rights granted under Section 9 hereof.

                  In the event that the Underwriter's Class A Warrants have expired, this Warrant will entitle the holder to purchase only the shares of Common Stock included in the Units, subject to adjustment as provided for herein.

         3. Subject to the provisions of Section 8 hereof, (i) this Warrant is exchangeable at the option of the Holder at the aforesaid office of the Company for other Underwriter's Warrants of different denominations entitling the Holder thereof to purchase in the aggregate the same number of Units as are purchasable hereunder; and (ii) this Warrant may be divided or combined with other Underwriter's Warrants which carry the same rights, in either case, upon presentation hereof at the aforesaid office of the Company together with a written notice, signed by the Holder hereof, specifying the names and denominations in which new Underwriter's Warrants are to be issued, and the payment of any transfer tax due in connection therewith.

         4. The Underwriter's Class A Warrants included in the Units will be subject to adjustment from time to time as set forth in the Warrant Agreement to the same extent as the Class A Warrants which have been sold to the public. Subject and pursuant to the provisions of this Section 4, the Purchase Price and number of Common Shares included in the Units subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

                  (a) If the Company shall, at any time, subdivide its outstanding Common Shares by recapitalization, reclassification, split up thereof, or other such issuance without additional consideration, the appropriate Purchase Price immediately prior to such subdivision shall be proportionately decreased, and if the Company shall at any time combine the outstanding Common Shares by recapitalization, reclassification or combination thereof, the Purchase Price immediately prior to such combination shall be proportionately increased. Any such adjustment to the Purchase Price or the corresponding adjustment to the Purchase Price shall become effective at the close of business on the record date for such subdivision or combination. No adjustment to the Purchase Price and the number of Common Shares issuable upon exercise of this Warrant shall be required if such adjustment provides the holders of this Warrant with disproportionate rights, privileges and economic benefits which are not provided to the public shareholders.

                  (b) In the event that prior to the Expiration Date the Company adopts a resolution to merge, consolidate, or sell percentages in all of its assets, each Warrant holder upon the exercise of his Underwriter's Warrant will be entitled to receive the same treatment as a holder of any other share of Common Stock. In the event the Company adopts a resolution for the liquidation, dissolution, or winding up of the Company's business, the Company will give written notice of such adoption of a resolution to the registered holders of the Underwriter's Warrants. Thereupon all liquidation and dissolution rights under this Warrant will terminate at the end of thirty (30) days from the date of the notice to the extent not exercised within those thirty (30) days.

                  (c) If any capital reorganization or reclassification of the capital stock of the Company or consolidation or merger of the Company with another corporation, shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Warrant Agent a supplemental Warrant Agreement providing that each registered holder of an Underwriter's Warrant shall have the right thereafter and until the Expiration Date to exercise such Warrant for the kind and amount of stock, securities, cash or assets receivable upon such reorganization, reclassification, consolidation, merger or sale by a holder of the number of shares of Common Stock for the purchase of which such Warrant might have been exercised immediately prior to such reorganization, reclassification, consolidation, merger or sale, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this
Section 4.

                  (d) In case at any time the Company shall declare a dividend or make any other distribution upon any stock of the Company payable in Common Stock, then such Common Stock issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                  (e) Upon any adjustment of the appropriate respective Purchase Price as hereinabove provided, the number of Common Shares issuable upon exercise of each class of Warrant shall be changed to the number of shares determined by dividing (i) the aggregate Purchase Price payable for the purchase of all shares issuable upon exercise of that class of Warrant immediately prior to such adjustment by (ii) the appropriate Purchase Price per share in effect immediately after such adjustment. For the purposes of the foregoing, no value shall be given to the Underwriter's Class A Warrants.

                  (f) No adjustment in the Purchase Price shall be required under Section 4 hereof unless such adjustment would require an increase or decrease in such price of at least 1% provided, however, that any adjustments which by reason of the foregoing are not required at the time to be made shall be carried forward and taken into account and included in determining the amount of any subsequent adjustment, and provided further, however, that in case the Company shall at any time subdivide or combine the outstanding Common Shares as a dividend, said amount of 1% per share shall forthwith be proportionately increased in the case of a combination or decreased in the case of a subdivision or stock dividend so as to appropriately reflect the same.

                  (g) On the effective date of any new Purchase Price the number of shares as to which this Warrant may be exercised shall be increased or decreased so that the total sum payable to the Company on the exercise of this Warrant shall remain constant.

                  (h) The form of Underwriter's Warrant need not be changed because of any change pursuant to this Article, and Underwriter's Warrants issued after such change may state the Purchase Price and the same number of shares as is stated in the Underwriter's Warrants initially issued pursuant to this Warrant. However, the Company may at any time in its sole discretion (which shall be conclusive) make any change in the form of Underwriter's Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Underwriter's Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

         5. For the purposes of this Warrant, the terms "Common Shares" or "Common Stock" shall mean (i) the class of stock designated as the common stock of the Company on the date set forth on the first page hereof or (ii) any other class of stock resulting from successive changes or re-classifications of such Common Stock consisting solely of changes in par value, or from no par value to par value, or from par value to no par value. If at any time, as a result of an adjustment made pursuant to Section 4, the securities or other property obtainable upon exercise of this Warrant shall include shares or other securities of the Company other than Common Shares or securities of another corporation or other property, thereafter, the number of such other shares or other securities or property so obtainable shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in Section 4 and all other provisions of this Warrant with respect to Common Shares shall apply on like terms to any such other shares or other securities or property. Subject to the foregoing, and unless the context requires otherwise, all references herein to Common Shares shall, in the event of an adjustment pursuant to Section 4, be deemed to refer also to any other securities or property then obtainable as a result of such adjustments.

         6. The Company covenants and agrees that:

                  (a) During the period within which the rights represented by this Warrant may be exercised, the Company shall, at all times, reserve and keep available out of its authorized capital stock, solely for the purposes of issuance upon exercise of this Warrant, such number of its Common Shares as shall be issuable upon the exercise of this Warrant and the exercise of the Underwriter's Class A Warrants and at its expense will obtain the listing thereof on all national securities exchanges on which the Class A Warrants are then listed; and if at any time the number of authorized Common Shares shall not be sufficient to effect the exercise of this Warrant and the exercise of the Underwriter's Class A Warrants included therein, the Company will take such corporate action as may be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purpose; the Company shall have analogous obligations with respect to any other securities or property issuable upon exercise of this Warrant.

                  (b) All Common Shares which may be issued upon exercise of the rights represented by this Warrant or upon the exercise of the Underwriter's Class A Warrants will, upon issuance and payments be validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issuance thereof (except as may be concurrently discharged by the Company or the Holder); and,

                  (c) All original issue taxes payable in respect of the issuance of Common Shares upon the exercise of the rights represented by this Warrant or the Underwriter's Class A Warrants shall be borne by the Company but in no event shall the Company be responsible or liable for income taxes or transfer taxes upon the transfer of any Underwriter's Warrants.

         7. Until exercised, this Warrant shall not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company, except that the Holder of this Warrant shall be deemed to be a shareholder of this Company for the purpose of bringing suit on the ground that the issuance of shares of Common Stock the Company is improper under the laws of the Company's state of incorporation.

         8. This Warrant shall not be sold, transferred, assigned or hypothecated for a period of twelve (12) months from the Effective Date of the Company's public offering with respect to which this Warrant has been issued, except to officers of the Underwriter, and/or the other underwriters and/or selected dealers who participated in such offering, or the officers or partners of such underwriters and/or selected dealers. In no event shall this Warrant be sold, transferred, assigned or hypothecated except in conformity with the applicable provisions of the Act as then in force or any similar Federal statute then in force, and all applicable "Blue Sky" laws.

         9. The Holder of this Warrant, by acceptance hereof, agrees that, prior to the disposition of this Warrant or of any Underlying Securities theretofore purchased upon the exercise hereof, under circumstances that might require registration of such securities under the Act, or any similar Federal statute then in force, such Holder will give written notice to the Company expressing such Holder's intention of effecting such disposition, and describing briefly such Holder's intention as to the disposition to be made of this Warrant and/or the Underlying Securities theretofore issued upon exercise hereof. Promptly upon receiving such notice, the Company shall present copies thereof to its counsel and the provisions of the following subdivisions shall apply:

                  (a) If, in the opinion of such counsel, the proposed disposition does not require registration under the Act, or any similar Federal statute then in force, of this Warrant and/or the securities issuable or issued upon the exercise of this Warrant, the Company shall, as promptly as practicable, notify the Holder hereof of such opinion, whereupon such Holder shall be entitled to dispose of this Warrant and/or such Underlying Securities theretofore issued upon the exercise hereof, all in accordance with the terms of the notice delivered by such Holder to the Company.

                  (b) If, in the opinion of such counsel, such proposed disposition requires such registration or qualification under the Act, or similar Federal statute then in force, of this Warrant and/or the Underlying Securities issuable or issued upon the exercise of this Warrant, the Company shall promptly give written notice of such opinion to the Holder hereof and to the then holders of the securities theretofore issued upon the exercise of this Warrant at the respective addresses thereof shown on the books of the Company.
Section 15 of the Underwriting Agreement provides for the following rights:

         "SECTION 15. Registration of the Warrants and/or securities underlying the Underwriters' Warrants. The Company agrees that it will, upon request by the Representative or the holders of a majority of the Underwriters' Warrants and Underlying Securities within the period commencing one year after the Effective Date, and for a period of five years from the Effective Date, on one occasion only at the Company's sole expense, cause the Underwriters' Warrants and/or the Underlying Securities issuable upon exercise of the Underwriters' Warrants, to be the subject of a post-effective amendment, a new Registration Statement, if appropriate (hereinafter referred to as the "demand Registration Statement"), so as to enable the Representative and/or its assigns to offer publicly the Underwriters' Warrants and/or the Underlying Securities. The Company agrees to register such securities expeditiously and, where possible, within forty-five (45) business days after receipt of such requests. The Company agrees to use its "best efforts" to cause the post-effective amendment, new Registration Statement to become effective and for a period of nine (9) months thereafter to reflect in the post-effective amendment, new Registration Statement, financial statements which are prepared in accordance with Section 10(a)(3) of the Act and any facts or events arising which, individually or in the aggregate, represent a fundamental and/or material change in the information set forth in such post-effective amendment or new Registration Statement. The holders of the Underwriters' Warrants may demand registration without exercising such Warrants and, in fact, are never required to exercise same.

                           The Company understands and will agree that if, at
any time within the period commencing one year after the Effective Date and ending seven years after the Effective Date of the Company's Registration Statement, it should file a Registration Statement with the Commission pursuant to the Securities Act, regardless of whether some of the holders of the Underwriters' Warrants and Underlying Securities shall have theretofore availed themselves of the right provided above, the Company, at its own expense, will offer to said holders the opportunity to register the Underwriters' Warrants and Underlying Securities. This paragraph is not applicable to a Registration Statement filed by the Company with the Commission on Form S-8 or any other inappropriate form.

                           In addition to the rights above provided, the
Company will cooperate with the then holders of the Underwriters' Warrants and Underlying Securities in preparing and signing a Registration Statement, on one occasion only in addition to the Registration Statements discussed above, required in order to sell or transfer the aforesaid Underwriters' Warrants and Underlying Securities and will supply all information required therefor, but such additional Registration Statement shall be at the then Holders' cost and expense unless the Company elects to register additional shares of the Company's Common Stock in which case the cost and expense of such Registration Statement will be prorated between the Company and the Holders of the Underwriters' Warrants and Underlying Securities according to the aggregate sales price of the securities being issued. The Holders of the Underwriters' Warrants may include such Warrants in any such filing without exercising the Underwriters' Warrants, and in fact, are never required to exercise same. The Company can, at any time for any reason, withdraw any such registration except in connection with a Registration Statement filed pursuant to the Company's demand Registration Statement."

         10. Whenever, pursuant to Section 9 hereof, a registration statement relating to the Underwriter's Warrant or Underlying Securities is filed under the Act, the Company agrees to indemnify and hold harmless the Holder of this Warrant, or of securities issuable or issued upon the exercise hereof, from and against any claims and liabilities arising out of or based upon any untrue statement of a material fact, or omission to state a material fact required to be stated, in any such registration statement or prospectus, except insofar as such claims or liabilities are caused by any such untrue statement or omission based on information furnished in writing to the Company by such Holder, or by any other such Holder affiliated with the Holder who seeks indemnification, as to which the Holder hereof, by acceptance hereof, agrees to indemnify and hold harmless the Company, in the same manner as set forth herein.

         11. If this Warrant, or any of the securities issuable pursuant hereto, require qualification or registration with, or approval of, any governmental official or authority (other than registration under the Act, or any similar Federal statute at the time in force), before such shares may be issued on the exercise hereof, the Company, at its expense, will take all requisite action in connection with such qualification, and will use its best efforts to cause such securities and/or this Warrant to be duly registered or approved, as may be required.

         12. This Warrant is exchangeable, upon its surrender by the registered Holder at such office or agency of the Company as may be designated by the Company, for new Underwriter's Warrants of like tenor, representing, in the aggregate, the right to subscribe for and purchase the number of Units or Common Shares as the case may be that may be subscribed for and purchased hereunder, each of such new Underwriter's Warrants to represent the right to subscribe for and purchase such number of Units or Common Shares, as the case may be, as shall be designated by the registered Holder at the time of such surrender. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of any such loss, theft or destruction, upon delivery of a bond of indemnity satisfactory to the Company, or in the case of such mutilation, upon surrender or cancellation of this Warrant, the Company will issue to the registered Holder a new Underwriter's Warrant of like tenor, in lieu of this Warrant, representing the right to subscribe for and purchase the number of Units or Common Shares, as the case may be, that may be subscribed for and purchased hereunder. Nothing herein is intended to authorize the transfer of this Warrant except as permitted under Section 8.

         13. Every Holder hereof, by accepting the same, agrees with any subsequent Holder hereof and with the Company that this Warrant and all rights hereunder are issued and shall be held subject to all of the terms, conditions, limitations and provisions set forth in this Warrant, and further agrees that the Company and its transfer agent may deem and treat the registered Holder of this Warrant as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

         14. All notices required hereunder shall be given by first-class mail, postage prepaid; if given by the Holder hereof, addressed to the Company at 270 Oser Avenue, Hauppauge, NY 11788; or such other address as the Company may designate in writing to the Holder hereof; and if given by the Company, addressed to the Holder at the address of the Holder shown on the books of the Company.

         15. The Company will not merge or consolidate with or into any other corporation, or sell or otherwise transfer its property, assets and business substantially as an entirety to another corporation, unless the corporation resulting from such merger or consolidation (if not the Company), or such transferee corporation, as the case may be, shall expressly assume, by supplemental agreement satisfactory in form to the Underwriter, the due and punctual performance and observance of each and every covenant and condition of this Warrant to be performed and observed by the Company.

         16. The validity, construction and enforcement of this Warrant shall be governed by the laws of the State of New York without giving effect to the conflict of laws provisions thereof and jurisdiction is hereby vested in the Courts of said State in the event of the institution of any legal action under this Warrant.

         IN WITNESS WHEREOF, SUPERIOR SUPPLEMENTS, INC. has caused this Warrant to be signed by its duly authorized officers under its corporate seal, to be dated _____________, 1997.

                                                SUPERIOR SUPPLEMENTS, INC.

                                                By: ___________________________
Attest:

_______________________

(Corporate Seal)

                                 PURCHASE FORM
                                 To Be Executed
                            Upon Exercise of Warrant

The undersigned hereby exercises the right to purchase _________Units, consisting of _______________ Common Shares and _____________________
Underwriter's Class A Warrants evidenced by the within Warrant, according to the terms and conditions thereof, and herewith makes payment of the purchase price in full. The undersigned requests that certificates for such shares and warrants shall be issued in the name set forth below.

Dated:         ,19

                                             _________________________________
                                                        Signature

                                             _________________________________
                                                 Print Name of Signatory

                                             _________________________________
                                             Name to whom certificates are to
                                             be issued if different from above

                                             Address:_________________________

                                             _________________________________

                                             Social Security No.______________
                                             or other identifying number

         If said number of shares and warrants shall not be all the shares and warrants purchasable under the within Warrant, the undersigned requests that a new Warrant for the unexercised portion shall be registered in the name of:


                                             _________________________________
                                                       (Please Print)

                                             Address:_________________________

                                             _________________________________

                                             Social Security No.______________
                                             or other identifying number

                                             _________________________________
                                                         Signature

                               FORM OF ASSIGNMENT

         FOR VALUE RECEIVED                                   , hereby
sells assigns and transfers to                      , Soc. Sec. No.
[         ] the within Warrant, together with all rights, title and interest therein, and does hereby irrevocably constitute and appoint attorney to transfer such Warrant on the register of the within named Company, with full power of substitution.

                                             _________________________________
                                                          Signature

Dated:             , 19

Signature Guaranteed: